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                                                                  Exhibit 10.82

                           FEDERAL EXPRESS CORPORATION
                           1997 RESTRICTED STOCK PLAN

1.   PURPOSE OF PLAN

         The Federal Express Corporation 1997 Restricted Stock Plan (the "Plan") is established by Federal Express Corporation (the "Corporation") to aid the Corporation and its subsidiaries in securing and retaining key employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Corporation and its subsidiaries. The Corporation expects that it will benefit from the added interest which such employees will have in the welfare of the Corporation as a result of their ownership or increased ownership of the Corporation's Common Stock.

2.   STOCK SUBJECT TO THE PLAN

         The shares that may be awarded under the Plan (without payment by participants) shall be the common stock, $.10 par value, of the Corporation, and shall be treasury shares. The maximum number of shares of Common Stock that may be awarded hereunder (subject to any adjustments as provided below) shall not in the aggregate exceed 525,000 shares. Shares which are forfeited as a result of a participant's termination of employment shall again become available for award under the Plan.

3.   ADMINISTRATION

         The Plan shall be administered by those members, not less than two, of the Compensation Committee of the Board of Directors, each of whom is a "disinterested person" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Committee"). No member of the Committee shall be eligible to participate in the Plan nor shall he or she have been at any time within one year prior to his or her appointment eligible for selection as a person to whom shares might have been awarded pursuant to the Plan or to whom stock options, stock appreciation rights, or stock of the Corporation or any of its affiliates may have been granted pursuant to any other plan of the Corporation or its affiliates, except a formula plan meeting the conditions of Rule 16b-3(c)(2)(ii).

         The Committee shall have the sole authority to (i) award shares under the Plan; (ii) consistent with the Plan, determine the provisions of the shares to be awarded, the restrictions and other terms and conditions applicable to each award of shares under the Plan; (iii) interpret the Plan, the instruments evidencing the restrictions imposed upon stock awarded under the Plan and the shares awarded under the Plan; (iv) adopt, amend and rescind rules and regulations for the administration of the Plan; and (v) generally to administer the Plan and make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants. Committee decisions and selections shall be made by a majority of its members present at the meeting at which a quorum is present, and shall be final. Any decision or selection reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held.


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4.   ELIGIBILITY

         Key employees, including officers, of the Corporation and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of the Corporation and its subsidiaries shall be eligible for awards of stock under the Plan. No member of the Board of Directors of the Corporation shall be eligible to participate in the Plan unless such director is also an employee of the Corporation or a subsidiary. The employees who shall receive awards under the Plan shall be selected from time to time by the Committee in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be awarded to each such employee selected. The Committee may, within the terms of the Plan, be selective and non-uniform with respect to its determination of the amount of awards and the eligible employees to whom such awards are made.

5.   RIGHTS WITH RESPECT TO SHARES

         An employee to whom an award of Common Stock is made hereunder shall have, after delivery to the Corporation or its designee of a certificate or certificates for such stock to be held in escrow on such employee's behalf, all rights of ownership with respect to such stock including the right to vote the same and receive any dividends paid thereon, subject, however, to the terms, conditions and restrictions contained in the Plan and in the instrument under which the award is made.

6.   INVESTMENT REPRESENTATION

         If the shares of Common Stock that have been awarded to an employee pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such employee, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by such employee pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act, and (ii) that such employee has acquired such shares of Common Stock for the participant's own account and not with a view to the distribution thereof.

7.   CASH BONUSES

         If the Committee so determines in its sole and exclusive discretion, the Corporation may make a cash payment or payments to an employee in connection with an award of Common Stock hereunder, the lapse of restrictions imposed thereon or the payment by the employee of any taxes related thereto.

8.   RESTRICTIONS

         (a) Terms, Conditions and Restrictions. In addition to such other terms, conditions and restrictions as may be imposed by the Committee and contained in the instrument under which awards of Common Stock are made pursuant to the Plan, (i) no Common Stock so awarded shall be restricted for a period (the "Restriction Period") of less than one year or more than ten years unless otherwise specified by the Committee; and (ii) except as provided in paragraph
(e) below, the recipient of the award shall remain in the employ of the Corporation or its subsidiaries during the Restriction Period or otherwise forfeit all right, title and interest in and to the shares subject to such restrictions.



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         (b) Transferability Restriction. No share awarded under the Plan shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable thereto.

         (c) Agreements; Stock Legend. As a condition to the grant of an award under the Plan, each eligible employee selected to participate shall execute and deliver to the Corporation an agreement in form and substance satisfactory to the Committee reflecting the conditions and restrictions imposed upon the Common Stock awarded. Certificates for shares of Common Stock delivered pursuant to such awards may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which such awards are subject.

         (d) Additional Conditions. In the agreements evidencing awards or otherwise, the Committee may impose such other and additional terms, conditions and restrictions upon the award as it, in its discretion, deems appropriate including, without limitation: (i) that the Corporation shall have the right to deduct from payments of any kind due to the participant any federal, state or local taxes of any kind required by law to be withheld with respect to the shares awarded or the payment of related cash bonuses; and (ii) that the participant enter into a covenant not to compete with the business of the Corporation and its subsidiaries during the period of employment and for a reasonable time thereafter.

         (e) Lapse of Restrictions. The restrictions imposed under paragraph (a) above shall terminate with respect to the shares of Common Stock to which they apply on the earliest to occur of the following, except no restrictions shall lapse less than six months from the date of award in the event of (i), (ii) and
(iii) below, unless otherwise specified by the Committee:

         (i)    the expiration of the Restriction Period:

         (ii)   the participant's retirement at or after age 60;

         (iii)  the participant's total and permanent disability; or

         (iv)   the participant's death.

Certificates for shares of Common Stock with respect to which restrictions have lapsed as provided above shall, upon lapse thereof, be released from escrow and delivered to the participant or, in the event of participant's death, to participant's personal representative. Any stock legend referring to the restrictions imposed hereunder shall thereupon be removed.

9.   CHANGES IN CAPITAL OR CONTROL

         If the outstanding Common Stock of the Corporation subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization, an appropriate adjustment shall be made in the number and kind of shares that have been awarded pursuant to the Plan and are subject to restrictions imposed by the Plan and that may thereafter be awarded hereunder.

         Notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control, as defined below, the stock certificates evidencing any Restricted Shares shall be canceled and the



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Corporation shall make a cash payment to the participants in an amount equal to the highest price per share received by holders of the Corporation's Common Stock in connection with the Change in Control multiplied by the then number of Restricted Shares, with any non-cash consideration valued in good faith by the Committee.

         For purposes of the Plan, a "Change in Control" of the Corporation shall be deemed to have occurred if:

         (a) any person, as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, becomes a beneficial owner (within the meaning of Rule 13d-3 under such Act) of 20% or more of the Corporation's outstanding Common Stock;

         (b) there occurs within any period of two consecutive years any change in the directors of the Corporation such that the members of the Corporation's Board of Directors prior to such change do not constitute a majority of the directors after giving effect to all changes during such two-year period unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

         (c) the Corporation is merged, consolidated or reorganized into or with, or sells all or substantially all of its assets to, another corporation or other entity, and immediately after such transaction less than 80% of the voting power of the then-outstanding securities of such corporation or other entity immediately after such transaction is held in the aggregate by holders of the Corporation's Common Stock immediately before such transaction.

         In addition, if the Corporation enters into an agreement or series of agreements or the Board of Directors of the Corporation adopts a resolution which results in the occurrence of any of the foregoing events, and the employment of a participant is terminated after the entering into of such agreement or series of agreements or the adoption of such resolution then, upon the occurrence of any of the events described above, a Change in Control shall be deemed to have retroactively occurred on the date of entering into of the earliest of such agreements or the adoption of such resolution and the participants shall be entitled to the payment as of such date with respect to any forfeited Restricted Shares.

10.   MISCELLANEOUS

         (a) No Right to Receive Award. Nothing in the Plan shall be construed to give any employee of the Corporation or a subsidiary any right to receive an award under the Plan.

         (b) Additional Shares Received With Respect to Restricted Stock. Any shares of Common Stock or other securities of the Corporation received by an employee as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to shares of Common Stock received pursuant to an award hereunder shall have the same status, be subject to the same restrictions and bear the same legend, if any, as the shares received pursuant to the original award.



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         (c) No Effect on Employment Rights. Nothing in the Plan or in the
instruments evidencing the grant of an award hereunder shall in any manner be construed to limit in any way the right of the Corporation or a subsidiary to terminate an employee's employment at any time, or give any right to an employee to remain employed by the Corporation or a subsidiary.

11.   EFFECTIVE DATE OF PLAN

         The Plan shall become effective when approved by the Board of Directors of the Corporation.

12.   AMENDMENTS

         This Plan may be amended any time or from time to time by the Committee provided that no such amendment shall, without the further approval of the Board of Directors:

         (i) except as provided in paragraph 9 of the Plan, increase the maximum number of shares reserved for purposes of the Plan;

         (ii)     extend the duration of the Plan; or

         (iii) materially increase the benefits accruing to participants under the Plan.

Neither shall any amendment or alteration impair the rights of any participant during the Restriction Period without the participant's consent.

13.   DURATION AND TERMINATION

         This Plan shall terminate and no further stock shall be awarded hereunder after July 14, 2007. In addition, the Committee may terminate the Plan at any time prior thereto. The termination of this Plan shall not, however, affect any restriction previously imposed or restricted stock awarded pursuant to this Plan.

14.  COMPLIANCE WITH SECTION 16(b)

         The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. All transactions involving the Corporation's executive officers are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to executive officers of the Corporation.


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                           RESTRICTED STOCK AGREEMENT
                     PURSUANT TO FEDERAL EXPRESS CORPORATION
                           1997 RESTRICTED STOCK PLAN

       THIS RESTRICTED STOCK AGREEMENT is made this ______ day of __________________, by and between __________________________ (the
"Participant") and Federal Express Corporation, a Delaware corporation (the "Company"), pursuant to the Company's 1997 Restricted Stock Plan (the "Plan").

       WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors of the Company at its meeting on __________________ authorized and directed the Company to make an award of stock to the Participant under the Plan for the purposes expressed in the Plan;

       NOW THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, the parties agree as follows:

       1. Grant of Stock. In accordance with the terms of the Plan and subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby grants to the Participant __________ shares (the "Shares") of the Company's common stock, $.10 par value (the "Common Stock"). As long as the Shares are subject to the Restrictions set forth in Section 4 of this Agreement, such shares shall be deemed to be, and are referred to in this Agreement as, the "Restricted Shares." The Shares granted shall be treasury stock.

       2. Certificates for Shares. Certificates evidencing Restricted Shares shall be deposited with the Company to be held in escrow until such Shares are released to the Participant or forfeited in accordance with this Agreement. The Participant shall, simultaneously with the delivery of this Agreement, deliver to the Company a stock power, in blank, executed by the Participant.

       If any Restricted Shares are forfeited, the Company shall direct the transfer agent of the Common Stock to make the appropriate entries in its records showing the cancellation of the certificate or certificates for such Restricted Shares and to return the Shares represented thereby to the Company's treasury.

       3. Adjustments in Restricted Shares. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall make equitable adjustments in the Restricted Shares corresponding to adjustments made by the Committee in the number and class of shares of Common Stock which may be issued under the Plan. Any new, additional or different securities to which the Participant shall be entitled in respect of Restricted Shares by reason of such adjustment shall be deemed to be Restricted Shares and shall be subject to the same terms, conditions, and restrictions as the Restricted Shares so adjusted.


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       4. Restrictions. During applicable periods of restriction determined in accordance with Section 6 of this Agreement, Restricted Shares and all rights with respect to such Shares, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and shall be subject to the risk of forfeiture contained in Section 5 of this Agreement (such limitations on transferability and risk of forfeiture being herein referred to as "Restrictions"), but the Participant shall have all other rights of a stockholder, including, but not limited to, the right to vote and receive dividends on Restricted Shares.

       5. Forfeiture of Restricted Shares. In the event that the Participant terminates employment with the Company and its subsidiaries for any reason other than his or her death, retirement or permanent disability, such event shall constitute an "Event of Forfeiture" and all Shares which at that time are Restricted Shares shall thereupon be forfeited by the Participant to the Company without payment of any consideration by the Company, and neither the Participant nor any successor, heir, assign or personal representative of the Participant shall have any right, title or interest in or to such Restricted Shares or the certificates evidencing them.

       6. Lapse of Restrictions. (a) Except as provided in subsection (b) below, the Restrictions on the Restricted Shares granted under this Agreement shall lapse ratably on each of the _________ through ___________ anniversaries of the date of this Agreement in accordance with the following schedule:


                                              Number of Shares on
                 Date                       Which Restrictions Lapse
                 ----                       ------------------------









         (b) In the event that a Participant's employment with the Company and its subsidiaries terminates as a result of his or her death, retirement or permanent disability, the Restrictions shall lapse on the Restricted Shares (if not already lapsed pursuant to subsection (a) above) on the later of (i) the date of such event, or (ii) the first anniversary of the date of this Agreement.

         Upon lapse of the Restrictions in accordance with this Section, the Company shall, as soon as practicable thereafter, deliver to the Participant an unrestricted certificate for the Shares with respect to which such Restrictions have lapsed.

       7. Tax Equalization Bonus. The Company shall, provided the Participant has furnished the Company evidence of having timely made the election under
Section 83(b) of the Internal Revenue Code with respect to the grant of the Shares, pay for the benefit of the Participant a bonus equal to the gross amount of Federal income taxes, Medicare tax and loss of itemized deduction for such Federal income taxes for which the Participant has incurred a liability solely




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as a result of the grant of the Shares, the making of such election and the payment of such bonus. All of such payment shall be made in the form of Federal income tax withholding payments on or before December 31, ______ and the amount thereof shall be determined assuming that the Participant's marginal Federal income tax rate is ______%. No such bonus shall be paid unless the Participant makes such election and furnishes the Company proof of such election in such form and manner as the Company shall prescribe.

       8. Withholding Requirements. Whenever payments hereunder are to be made in cash, or Restrictions lapse with respect to Restricted Shares, the Company shall have the right to withhold from sums due to the Participant (or to require the Participant to remit to the Company) an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to making such payments or delivering any certificate evidencing such Shares.

       9. Change in Control. Notwithstanding any other provision of this Agreement or the Plan, upon the occurrence of a Change in Control, as defined below, the stock certificates evidencing any Restricted Shares shall be cancelled and the Company shall make a cash payment to Participant in an amount equal to the highest price per share received by holders of the Company's Common Stock in connection with the Change in Control multiplied by the then number of Restricted Shares, with any non-cash consideration valued in good faith by the Committee.

       For purposes of the Plan, a "Change in Control" of the Company shall be deemed to have occurred if:

         (a) any person, as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, becomes a beneficial owner (within the meaning of Rule 13d-3 under such Act) of 20% or more of the Company's outstanding Common Stock;

         (b) there occurs within any period of two consecutive years any change in the directors of the Company such that the members of the Company's Board of Directors prior to such change do not constitute a majority of the directors after giving effect to all changes during such two-year period unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

         (c) the Company is merged, consolidated or reorganized into or with, or sells all or substantially all of its assets to, another corporation or other entity, and immediately after such transaction less than 80% of the voting power of the then-outstanding securities of such corporation or other entity




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                  immediately after such transaction is held in the aggregate by holders of the Company's Common Stock immediately before such transaction.

         In addition, if the Company enters into an agreement or series of agreements or the Board of Directors of the Company adopts a resolution which results in the occurrence of any of the foregoing events, and Participant's employment is terminated after the entering into of such agreement or series of agreements or the adoption of such resolution, then, upon the occurrence of any of the events described above, a Change in Control shall be deemed to have retroactively occurred on the date of entering into of the earliest of such agreements or the adoption of such resolution and Participant shall be entitled to the payment as of such date with respect to any forfeited Restricted Shares.

         10. Effect of Employment. Nothing contained in this Agreement shall confer upon the Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Participant.

         11. Amendment. This Agreement may not be amended except with the consent of the Committee and by a written instrument duly executed by the Participant and the Company.

         12. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, represents that he or she is familiar with the terms and provisions thereof and accepts the award of Shares hereunder subject to all of the terms and conditions thereof and of this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions arising under the Plan or this Agreement.

           IN WITNESS WHEREOF, the Company and the Participant have each executed and delivered this Agreement as of the date first above written.

ATTEST:                                FEDERAL EXPRESS CORPORATION


_______________________________        By:_________________________________
Assistant Secretary                       Chairman, President and
                                          Chief Executive Officer


                                       PARTICIPANT:

                                       ____________________________________